UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE                       91-1506719
(State or other jurisdiction of    (IRS Employer I.D. No.)
  incorporation or  organization)


1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635





Item 5.  Other Events

Todd Shipyards Corporation (the "Company") announced it has won an award of approximately $1.86 million in an arbitration proceeding over the construction of a floating electrical power plant (the "Margarita II"). Under the award the Company is also entitled to receive interest and reimbursement of certain agreed expenses which will bring the total
award to approximately $2.6 million.   The Company will recognize the
award, and a portion of the interest and expense reimbursement in the 2001 fiscal year in the amount of $2.3 million. The balance of the interest and expense reimbursement will be recognized in the 2002 fiscal year. The Company plans to announce its 2001 fiscal year earnings on May 30, 2001.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

  28-1 Press Release dated May 17, 2001.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  May 17, 2001.


______________________________
By:  Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel